                             UNITED STATES DISTRICT COURT
                             NORTHERN DISTRICT OF GEORGIA
                                   ATLANTA DIVISION

---------------------------------
INVACARE CORPORATION, et al.,    )
                      -----      )
               Plaintiffs,       )
         v.                      ) CIVIL ACTION NO: 1:97-CV-0205-CC
                                 )
HEALTHDYNE TECHNOLOGIES, INC.,   )
et al.,                          )
-----                            )
              Defendants.        )
---------------------------------



                        CONSENT ORDER ON PLAINTIFFS' MOTION
                       FOR A PRELIMINARY INJUNCTION REGARDING
                          THE ANNUAL SHAREHOLDERS MEETING

    WHEREAS, plaintiffs have filed a motion for a preliminary injunction seeking to require defendant Healthdyne Technologies, Inc. ("Healthdyne") to hold its annual shareholders meeting on or before June 30, 1997; and

    WHEREAS, plaintiffs contend that Georgia law, Healthdyne's bylaws, and the director defendants' fiduciary duties require that the annual meeting be scheduled on or before June 30, 1997; and

    WHEREAS, defendants have scheduled the annual shareholders' meeting for July 30, 1997, have set June 23, 1997 as the record date for said meeting, and contend that they have valid reasons for doing so and that they are permitted to do so both by the Georgia Business Corporation Code and their fiduciary duties; and

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    WHEREAS, the parties desire to resolve this dispute about the annual meeting by agreement in order to avoid the time, expense, and uncertainty of litigation, and desire to fix a date for the annual shareholders' meeting, but without prejudice to the positions of either the plaintiffs or the defendants; and

    WHEREAS, it appears to the Court that the parties have consented to and requested the entry of this Order,


    IT IS HEREBY ORDERED that the defendants shall hold Healthdyne's annual shareholders' meeting on July 30, 1997; provided, however, that if plaintiffs change the offer price or form of consideration in their tender offer for the shares of Healthdyne within fifteen (15) calendar days of the meeting date, then defendants may postpone the meeting to a date not later than fifteen (15) calendar days from the latest date of any such change, unless a postponement would require setting a new record date under O.C.G.A. Section 14-2-707(b), in which case defendants may not postpone such meeting, but may instead adjourn the meeting to a date not later than fifteen (15) calendar days from the latest date of any such change. Solely in the situation where an adjournment, instead of a postponement, is necessary under the terms of this Order to preserve the record date, plaintiffs will vote their shares and their proxies in favor of such an adjournment. IT IS FURTHER ORDERED that the record date for said meeting and any such postponed or adjourned meeting shall remain June 23, 1997 and that defendants shall take or cause to be taken all


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steps necessary to hold the meeting in accordance with the terms of this
Order. Any party may petition the Court for relief from this Order. Upon entry of this order, the plaintiffs' motion for a preliminary injunction regarding the annual shareholders' meeting is withdrawn.


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Date:    April 28, 1997                 /s/ Clarence Cooper
                                       ------------------------------------
                                       Clarence Cooper, Judge
                                       United State District Court
                                       for the Northern District of Georgia

CONSENTED TO AND PRESENTED BY:

KING & SPALDING                        TROUTMAN SANDERS LLP
/s/  M. Robert Thornton                 /s/ John M. Bowler
-------------------------------        ------------------------------------
M. Robert Thornton                     Winifred D. Simpson
Georgia Bar No. 710475                 Georgia Bar No. 648275
Michael R. Smith                       John M. Bowler
Georgia Bar No. 661689                 Georgia Bar No. 071770
David J. Onorato                       NationsBank Plaza
Georgia Bar No.  553826                600 Peachtree Street, N.E.
191 Peachtree Street, N.E.             Suite 5200
Atlanta, Georgia  30303                Atlanta, Georgia  30308-2216
Telephone: (404) 572-4600              Telephone: (404) 885-3000
Facsimile: (404) 572-5100              Facsimile: (404) 885-3900
Attorneys for Plaintiffs               Attorneys for Defendants



OF COUNSEL:                            OF COUNSEL:

SIMPSON THACHER & BARTLETT             SKADDEN, ARPS, SLATE, MEAGHER &
425 Lexington Avenue                   FLOM (DELAWARE)
New York, New York  10017              P.O. Box 636
(212) 455-2000                         Wilmington, Delaware  19899
                                       (302) 651-3000